FIRST AMENDMENT
TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is entered into and effective as of the First Amendment Closing Date (as defined below) among ENERJEX RESOURCES, INC., a Nevada corporation (“Parent”), ENERJEX KANSAS, INC. (f/k/a Midwest Energy, Inc.), a Nevada corporation (“EnerJex Kansas”) and DD ENERGY, INC., a Nevada corporation (“DD Energy”) (collectively, “Borrowers”) and TEXAS CAPITAL BANK, N.A., a national banking association, as a Bank, L/C Issuer and Administrative Agent (in such latter capacity and together with its successors and permitted assigns in such capacity the “Administrative Agent”), and the several banks and financial institutions from time to time parties to the Credit Agreement, as defined below (the “Banks”).  Capitalized terms used but not defined in this First Amendment have the meaning given them in the Credit Agreement.

RECITALS

A.           Borrowers, Administrative Agent, L/C Issuer and Banks entered into that certain Credit Agreement dated as of July 3, 2008 (as amended by that certain Letter Agreement dated July 3, 2008, that certain Letter Agreement dated May 15, 2009, and as further amended, modified or supplemented, the “Credit Agreement”).

B.           Borrowers, Administrative Agent, L/C Issuer and Banks have agreed to amend the Credit Agreement, subject to the terms and conditions of this First Amendment.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

I.           Amendments to Credit Agreement.

Article I, Definitions, of the Credit Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

“First Amendment” means the First Amendment to Credit Agreement dated as of the First Amendment Closing Date by and between Borrowers, Administrative Agent, L/C Issuer and Banks.

“First Amendment Closing Date” means August 18, 2009.

Article I, Definitions, of the Credit Agreement is hereby amended by revising the following definition in its entirety to read as follows:

“Floating Rate” means a per annum interest rate determined by reference to the following schedule:

Eurodollar Rate + Eurodollar Margin at Borrower’s option pursuant to Section 2.02, but in no event shall such sum be less than five percent (5.0%),

or

Base Rate + Base Rate Margin at Borrower’s option or by default pursuant to Section 2.02, but in no event shall such sum be less than five percent (5.0%).

Section 2.04, Borrowing Base Determination, of the Credit Agreement is hereby amended by replacing the text in Subsection (a) thereof with the following text:

“(a)         The Borrowing Base in effect as of the First Amendment Closing Date is $6,986,500 relative to the Proved Reserves attributable to the Borrowing Base Oil and Gas Properties and the Monthly Borrowing Base Reduction is $100,000.  The Borrowing Base shall be automatically reduced on the first day of each month by the Monthly Borrowing Base Reduction beginning September 1, 2009.  The Borrowing Base and the Monthly Borrowing Base Reduction shall be re-determined from time to time pursuant to the provisions of this Section.”

Section 6.22, Hedging, of the Credit Agreement is hereby amended by adding the following sentence to the end thereof:

“On or before September 15, 2009, Borrowers shall have entered into Permitted Swap Contracts such that not less than seventy-five percent (75%) of the Proved Developed Producing Reserves attributable to Borrowers’ interest in the Borrowing Base Oil and Gas Properties projected to be produced, as reflected in the most recently delivered Reserve Report delivered pursuant to Section 2.04 or as otherwise determined by Administrative Agent, during the eighteen (18) calendar months following the First Amendment Closing Date are covered, in the aggregate, by such Permitted Swap Contracts.”

Section 9.01, Events of Default, of the Credit Agreement is hereby amended by replacing the text of subsection (b) thereof with the following text:

“(b)         Specific Covenants.  Borrowers fail to perform or observe any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05, 6.10, 6.22 or Article VII; or”

II.            Limited Waiver.  Subject to the other terms and conditions set forth herein, Administrative Agent and Banks hereby waive Borrowers’ compliance with the obligations set forth in Section 7.12(a) (Current Ratio) of the Credit Agreement solely in relation to the fiscal quarter ending June 30, 2009.  The waiver granted hereunder does not indicate an intent to establish any course of dealing among Administrative Agent, Banks and Borrowers with regard to future waivers, consents, agreements to forbear or any other modifications that may be requested.  Administrative Agent and Banks’ agreeing to the waiver herein should not be construed as an indication that Administrative Agent and Banks would be willing to agree to any further or future consents, waivers, agreements to forbear or any modifications to any of the terms of the Credit Agreement or other Loan Documents, or any Events of Default or Defaults that may exist or occur thereunder.

III.           Conditions.  This First Amendment is subject to satisfaction of the following conditions precedent:

(a) this First Amendment has been executed and delivered by all parties hereto;

(b) on or before the First Amendment Closing Date, Borrowers shall have paid to Administrative Agent, in immediately available funds, a waiver fee in the amount of $17,466; and

(c) Borrowers deliver to Administrative Agent such other documents as Administrative Agent reasonably requests.

IV.          Representations, Warranties and Covenants.  Borrowers represent and warrant to Administrative Agent and Banks that (a) they possess all requisite power and authority to execute, deliver and comply with the terms of this First Amendment, (b) this First Amendment has been duly authorized and approved by all requisite corporate action on the part of the Borrowers, (c) no other consent of any Person (other than Administrative Agent and Banks) is required for this First Amendment to be effective, (d) the execution and delivery of this First Amendment does not violate their organizational documents, (e) the representations and warranties in each Loan Document to which they are a party are true and correct in all material respects on and as of the date of this First Amendment as though made on the date of this First Amendment, (f) they are in full compliance with all covenants and agreements contained in each Loan Document to which they are a party, (g) no Event of Default or Default has occurred and is continuing, and (h) except as may be addressed in this First Amendment, no exhibit or schedule to the Credit Agreement is required to be supplemented, amended or modified in connection with the transactions contemplated by this First Amendment or any other matters occurring prior to the First Amendment Closing Date.  In particular, but without limiting the generality of the foregoing, Exhibit A attached to the Credit Agreement, as amended by this First Amendment or any prior amendment, describes all of Borrower’s Borrowing Base Oil and Gas Properties.  The representations and warranties made in this First Amendment shall survive the execution and delivery of this First Amendment.  No investigation by Administrative Agent or any Bank is required for Administrative Agent or any Bank to rely on the representations and warranties in this First Amendment.

V.           Scope of Amendment; Reaffirmation; Release.  All references to the Credit Agreement shall refer to the Credit Agreement as amended by this First Amendment.  Except as affected by this First Amendment, the Loan Documents are unchanged and continue in full force and effect.  However, in the event of any inconsistency between the terms of the Credit Agreement (as amended by this First Amendment) and any other Loan Document, the terms of the Credit Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Credit Agreement.  Borrowers hereby reaffirm their obligations under the Loan Documents to which they are a party to and agree that all Loan Documents to which they are a party to remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this First Amendment).  Borrowers hereby release, discharge and acquit Administrative Agent, L/C Issuer and Banks from any and all claims, demands, actions, causes of action, remedies, and liabilities of every kind or nature (including without limitation, offsets, reductions, rebates, or lender liability) arising out of any act, occurrence, transaction or omission occurring in connection with the Credit Agreement and the other Loan Documents prior to the date of this First Amendment.

VI.          Miscellaneous.

(a)           No Waiver of Defaults.  Except as expressly provided for herein, this First Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Credit Agreement or any other Loan Document, or (B) any present or future violation of, or default under, any provision of the Loan Documents, or (ii) a waiver of Administrative Agent’s or any Bank’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

(b)           Form.  Each agreement, document, instrument or other writing to be furnished to Administrative Agent under any provision of this First Amendment must be in form and substance satisfactory to Administrative Agent and its counsel.

(c)           Headings.  The headings and captions used in this First Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this First Amendment, the Credit Agreement, or the other Loan Documents.

(d)           Costs, Expenses and Attorneys’ Fees.  Borrowers agree to pay or reimburse Administrative Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, and execution of this First Amendment, including, without limitation, the reasonable fees and disbursements of Administrative Agent’s counsel.

(e)           Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

(f)           Multiple Counterparts.  This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one (1) and the same instrument.  This First Amendment may be transmitted and signed by facsimile or portable document file (pdf).  The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrowers, Administrative Agent, L/C Issuer and Banks.  Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g)           Governing Law.  THIS FIRST AMENDMENT AND THE OTHER LOAN DOCUMENTS MUST BE CONSTRUED, AND THEIR PERFORMANCE ENFORCED, UNDER TEXAS LAW.

(h)           Entirety.  The Loan Documents (as amended hereby) Represent the Final Agreement By and Among Borrowers, Administrative Agent, L/C Issuer and Banks and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties.  There Are No Unwritten Oral Agreements between the Parties.

(Signature pages follow)

IN WITNESS WHEREOF, this First Amendment is executed effective as of the First Amendment Closing Date.

BORROWERS:

ENERJEX RESOURCES, INC.

By:	/s/ C. Stephen Cochennet
Steve Cochennet
Chief Executive Officer

ENERJEX KANSAS, INC.

By:	/s/ C. Stephen Cochennet
Steve Cochennet
Chief Executive Officer

– and –

DD ENERGY, INC.

By:	/s/ C. Stephen Cochennet
Steve Cochennet
Chief Executive Officer

Signature Page to First Amendment

ADMINISTATIVE AGENT, L/C ISSUER AND BANKS:

TEXAS CAPITAL BANK, N.A.,
as Administrative Agent, L/C Issuer and
a Bank

By:	/s/ Jonathan Gregory
Jonathan Gregory,
Executive Vice President

Signature Page to First Amendment